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

                                   EXHIBIT 11

                        Calculation of Earnings Per Share
                      (In thousands, except per share data)

                                                                     FOR THE THREE MONTHS
                                                                      ENDED DECEMBER 31,
                                                                    ----------------------
CALCULATION OF BASIC EARNINGS PER SHARE                               1997          1996
                                                                    --------      --------

Net income before preferred stock dividends                         $  1,975      $  1,599
Preferred stock dividends                                               (332)         (672)
                                                                    --------      --------
Net income available to common shares                               $  1,643      $    927
                                                                    ========      ========
Weighted average number of common shares outstanding
 during the period                                                    13,012         6,807
                                                                    ========      ========

Basic earnings per share                                            $   0.13      $   0.14
                                                                    ========      ========


                                                                    FOR THE THREE MONTHS
                                                                     ENDED DECEMBER 31,
                                                                    ----------------------
CALCULATION OF DILUTED EARNINGS PER SHARE                              1997         1996
                                                                    --------      --------

Net income before preferred stock dividends                         $  1,975      $  1,599
Preferred stock dividends                                               (306)         (588)
                                                                    --------      --------
Net income available to common shares                               $  1,669      $  1,011
                                                                    ========      ========

Weighted average number of common shares outstanding
 during the period                                                    13,012         6,807
Conversion of Preferred Stock                                            306           803
Assumed exercise of stock options (Treasury Stock Method)                724           348
Weighted average number of diluted common shares
 assumed outstanding during the period                                14,042         7,958
                                                                    ========      ========

Diluted earnings per share                                          $   0.12      $   0.13
                                                                    ========      ========
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